RUBINCON VENTURES INC.

c/o Suite 2410, 650 West Georgia Street

Vancouver, BC Canada V6B 4N7

(the "Company")

April 20, 2006

Mr. Guy Peckham

1203-1005 Beach Avenue

Vancouver, British Columbia

Canada

Dear Sir:

Re: Appointment as President of Rubincon Ventures Inc. (the "Company")

This letter is written to confirm your position as President of the Company and to further confirm the terms of this appointment.

The terms of your appointment are as follows:

1. You shall receive a monthly salary of $5,000 retroactive to November 7, 2005; and

2. The Company may, at any time without cause or reason, terminate you in your position as President provided that you receive thirty (30) days' notice.

Please confirm your appointment and the terms described above by executing this letter below.

Yours truly,

RUBINCON VENTURES INC.

/s/ Guy Peckham______

Guy Peckham

The terms above are hereby read, understood, acknowledged and accepted this 20th day of April, 2006

/s/ Guy Peckham,______

GUY PECKHAM